UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 24, 2013, Institutional Financial Markets, Inc., a Maryland corporation (the “Company”), held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) at 10:00 a.m., Eastern Time, at the offices of Duane Morris LLP, at 1540 Broadway, New York, New York 10036.

The following six proposals were submitted to the stockholders of the Company at the Annual Meeting: (i) the election of eight directors, each to serve on the Company’s Board of Directors (the “Board of Directors”) until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or retirement; (ii) the approval of the Company’s issuance of shares of its common stock, par value $0.001 per share (“Common Stock”) in connection with the Securities Purchase Agreement (the “MP Purchase Agreement”), by and among the Company, Mead Park Capital Partners LLC, and, solely for purposes of Section 6.3 thereof, Mead Park Holdings, LP; (iii) the approval of the Company’s issuance of shares of Common Stock in connection with the Securities Purchase Agreement (the “Cohen Purchase Agreement”), by and between the Company and Cohen Bros. Financial, LLC, of which Daniel G. Cohen, the Vice Chairman of the Board of Directors and the President and Chief Executive of the Company’s European operations, is the sole member; (iv) the approval, on an advisory basis, of the compensation of the named executive officers of the Company; (v) the approval, on an advisory basis, of the frequency of the advisory vote to approve the compensation of the named executive officers of the Company; and (vi) the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

The total number of the Company’s securities entitled to vote at the Annual Meeting were: 12,222,666 shares of common stock and 4,983,557 shares of Series E Voting Non-Convertible Preferred Stock (the “Series E Preferred Shares”). The Common Stock and the Series E Preferred Shares vote together on all matters. Of the combined Common Stock and Series E Preferred Shares, 15,548,051 shares, or 90.36%, were present in person or by proxy at the Annual Meeting.

The voting results of the Annual Meeting were as follows:

Proposal 1 – Election of Directors

Each of the directors nominated for election at the Annual Meeting was elected to serve until the next annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or retirement by the number of votes set forth below.

Nominee	For	Withheld	Broker Non-Votes

Daniel G. Cohen	9,013,195	531,152	6,003,704

Thomas P. Costello	9,163,635	380,712	6,003,704

G. Steven Dawson	9,163,526	380,821	6,003,704

Jack J. DiMaio, Jr.	9,327,565	216,782	6,003,704

Joseph M. Donovan	9,163,360	380,987	6,003,704

Jack Haraburda	9,162,831	381,516	6,003,704

Christopher Ricciardi	9,226,210	318,137	6,003,704

Neil S. Subin	8,874,275	670,072	6,003,704

Proposal 2 – Approval of Issuance of Common Stock in Connection with the MP Purchase Agreement

The Company’s issuance of Common Stock in connection with the MP Purchase Agreement was approved by the number of votes set forth below.

For	Against	Abstain	Broker Non-Votes

9,050,521	467,964	25,862	6,003,704

Proposal 3 – Approval of Issuance of Common Stock in Connection with the Cohen Purchase Agreement

The Company’s issuance of Common Stock in connection with the Cohen Purchase Agreement was approved by the number of votes set forth below.

For	Against	Abstain	Broker Non-Votes

9,034,272	482,737	27,338	6,003,704

Proposal 4 – Non-binding Vote on Executive Compensation

The stockholders approved, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers by the number of votes set forth below.

For	Against	Abstain	Broker Non-Votes

9,025,551	454,326	64,470	6,003,704

Proposal 5 – Non-binding Vote on the Frequency of Future Votes on Executive Compensation

The stockholders approved, on an advisory, non-binding basis, the holding of an advisory vote on executive compensation every three years by the number of votes set forth below.

Every Year	Every 2 Years	Every 3 Years	Abstain

864,781	75,763	8,550,278	53,525

Proposal 6 – Ratification of the Appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013

The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 by the number of votes set forth below.

For	Against	Abstain

15,117,764	274,265	156,022

It was not necessary to adjourn the Annual Meeting in order to obtain a quorum or to complete the voting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: September 24, 2013	By:	/s/ Joseph W. Pooler, Jr.
Joseph W. Pooler, Jr.
Executive Vice President, Chief Financial Officer and Treasurer